UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2013

THE GRAYSTONE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54254 (Commission File No.)	27-3051592 (IRS Employer Identification No.)

2620 Regatta Drive, Ste 102
Las Vegas, NV 89128
(Address of principal executive offices, including ZIP code)

(888) 552-3750
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.02	Unregistered Sales of Equity Securities

(a)
On July 17, 2013, the Company announced that the Board of Directors has decided that it intends to cease its borrowing from Asher Enterprises.  The Company has 3 outstanding convertible notes from Asher totaling $143,500 which the Company expects to be fully converted in November 2013.  After the final note has been converted that Company does not expect to borrow any additional funds from Asher.  The Board of Directors believes it can raise the necessary capital at better terms that those from Asher Enterprises convertibles notes.

(b)
The Company is currently in discussions with SC Capital regarding entering into an agreement regarding the promissory notes totaling approximately $350,000.  The Company is currently discussing repayment through an S-1 offering or allowing the notes to convert at a 15% discount to market in lieu of the 50% discount that Asher Enterprises currently converts its promissory notes.

(c)
Since January 2012, the Company has borrowed approximately $450,000 from Paul Howarth, our CEO (including $187,500 in accrued salary).  In 201,1 the Company borrowed approximately $175,000 from Paul Howarth.  The Company currently owes him approximately $245,000.

(d)	Since January 2012, the Company has borrowed approximately $400,000 (including $187,500 in accrued salary) from Joseph Mezey, our CFO, and currently owes him approximately $70,000.

(e)	Paul Howarth, our CEO, will be in South America for the next few weeks visiting the Company’s operations in Suriname and Peru.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Graystone Company, Inc.
Dated: July 17, 2013
	By:	/s/ Joseph Mezey
Name: Joseph Mezey
Title: CFO